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This EMPLOYMENT AGREEMENT, dated as of May 15, 1996, is entered into by and between Cortex Pharmaceuticals, Inc., having offices at 15241 Barranca Parkway, Irvine, California 92714 (the "Company"), and Vincent F. Simmon, Ph.D., an individual residing at 11902 Coldstream Drive, Potomac, Maryland 20854 (the "Executive").

WITNESSETH

     WHEREAS, the Executive has considerable experience in the management of biotechnology research and development and in financial matters related thereto, and

     WHEREAS, the Company wishes to employ the Executive as its President and Chief Executive Officer, and the Executive wishes to be so employed by The Company,

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows;

     1. ENGAGEMENT. The Company hereby employs the Executive as its President and Chief Executive Officer, and the Executive hereby accepts such employment, on the terms and conditions hereinafter set forth. Upon commencement of this Agreement, Executive shall be appointed to serve as a member of the Board of Directors, and thereafter, during the term of this Agreement, the Company shall nominate Executive for reelection as a member of the Board of Directors and use its best efforts to cause Executive to be so elected.

     2. TERM. The term of this Agreement will begin on May 15, 1996 and shall continue thereafter for an initial one-year period and thereafter for consecutive one-year terms unless either party elects to terminate this Agreement in accordance with its provisions.

     3. DUTIES. During the term of this Agreement, the Executive shall serve as the Company's President and Chief Executive Officer and shall have such duties and responsibilities as are set forth in the Company's Bylaws and such other executive responsibilities as may be assigned to him from time to time by the Board of Directors. In particular, and without limitation, Executive's duties shall include using diligent efforts as appropriate to (i) assist in raising additional equity capital and research and development funds for the Company, (ii) integrate developments licensed from academic laboratories into the technology base of the Company, and pursue the acquisition of other technologies complementary to those of the Company, and (iii) develop relationships with potential corporate partners for the development and commercialization of the Company's technologies. The Executive shall use his best efforts and shall act in good faith in performing all duties reasonably required to be performed by him under this Agreement.

     4. AVAILABILITY. Except as herein provided, the Executive shall devote his entire working time, attention and energies to the Company's business and during the term of this Agreement shall not be engaged in any other business activity without the prior written approval of the Board of Directors. The Executive may engage in a reasonable level of professional activities such as are typical for individuals of a comparable professional stature.

     5. EXPENSES. The Company shall reimburse the Executive, promptly upon presentation of itemized vouchers, for all ordinary and customary business expenses, consistent

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with the Company's reimbursement policy, incurred by the Executive in the performance of his duties.

     6. COMPENSATION. As compensation for the services to be rendered hereunder, the Company agrees as follows:

          (a) To pay the Executive an annual salary of not less than $200,000 per annum, subject to increase based on an annual review by the Compensation Committee of the Board of Directors.

          (b) To pay to the Executive an annual bonus of from 15 to 50% of base annual salary, based upon the level of performance of the Executive and/or the Company as measured against mutually agreed-upon targets. The amount of such bonus shall be determined annually by the Compensation Committee of the Board of Directors.

          (c) To allow the Executive to participate in such employee benefit programs as are made available to management of the Company generally when and as the Executive becomes eligible therefor under the terms of such programs, including without limitation, group health, disability and life insurance benefits and participation in other employee benefit plans. The Company's group life insurance policy currently provides coverage of $150,000, plus an additional $150,000 in the event of accidental death. The Company's group disability policy currently provides coverage of $6,000 per month prior to applicable withholdings.

          (d) To allow Executive to have four weeks of paid vacation each year during the term of this Agreement.

          (e) To reimburse Executive's reasonable and documented moving expenses in connection with the relocation of his principal residence to Orange County, California, including, but not limited to, two round trip economy class air fares between Washington, DC and Orange County, CA to find housing, two months of documented temporary living expenses (not to exceed Two Thousand Dollars ($2,000) per month), and, if necessary, car rental for up to two months. The Company shall also pay Executive a one-time signing bonus of $15,700 to accommodate other identified expenses incurred in connection with Executive's relocation to California. To the extent that Executive incurs any Federal or State tax liabilities for these reimbursements and provisions, the Company will "gross up" Executive's compensation, including all taxes on such "gross up", based upon receipt of satisfactory documentation clearly evidencing the amount of such liabilities, as well as the method of calculation thereof.

The Executive acknowledges that salary and all other compensation payable under this Agreement shall be subject to withholding for income and other applicable taxes to the extent required by law.

     7. OWNERSHIP OF MATERIAL INFORMATION. All right, title and interest of every kind and nature whatsoever in and to discoveries, inventions, improvements, patents (and applications therefor), copyrights, ideas, know how, creations or other proprietary rights arising from or connected with the Executive's employment hereunder shall become and remain the exclusive property of the Company, and the Executive shall have no interest therein. The Executive agrees to sign the standard proprietary rights agreement that is required of all Company employees.


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     8.   TRADE SECRETS. The Executive covenants and agrees with the Company that he will not, during the term of this Agreement or thereafter disclose to anyone (except to the extent reasonably necessary for the Executive to perform his duties hereunder or as may be required by law) any confidential information concerning the business or affairs of the Company (or of any affiliate or subsidiary of the Company), including but not limited to lists of customers, business plans, joint ventures, financial or cost information, and confidential scientific and clinical information (whether of the Company or entrusted to the Company by a third party under a confidentiality agreement or understanding), which the Executive shall have acquired in the course of or incident to the performance of his duties pursuant to the terms of this Agreement. Nothing herein shall be construed as prohibiting the Executive from disclosing to anyone any information which is, or which becomes, available to the public (other than by reason of a violation by the Executive of this Section 8) or which is a matter of general business knowledge or experience.

     9. TERMINATION FOR CAUSE. The Company may terminate the employment of the Executive under this Agreement at any time for "Cause" (as hereinafter defined) upon not less than three days' notice to the Executive. As used herein, the term "Cause" shall mean only: a) Executive's willful refusal or willful failure to perform the duties properly assigned to him in accordance with the terms of this Agreement or a material breach of Section 4 of this Agreement and such refusal, failure or breach is detrimental to the interests of the Company, provided however that the employment of the Executive shall not be terminated under this clause (a) unless the Executive is given notice in writing that the conduct in question constitutes grounds for termination under this Section 9 and the Executive is allowed a reasonable period of time to remedy the refusal or failure; b) Executive's commission of a felony or misdemeanor, which has a material adverse effect on the Company; or (c) Executive's willful and material breach of Section 8 of this Agreement. If the employment of the Executive under this Agreement is terminated under this Section 9, the Company shall give written notice to the Executive specifying the cause of such action. Upon the effectiveness of a termination of employment under this Section 9, the Company shall be relieved of all further obligations under this Agreement. Notwithstanding such termination of employment, the Executive shall continue to be bound by the provisions of Sections 7 and 8.

     10.  TERMINATION WITHOUT CAUSE OR FOR GOOD CAUSE.

          (a) The Company may terminate the employment of the Executive under this Agreement without cause at any time upon at least thirty (30) days' prior written notice to the Executive. The Executive may terminate his employment under this Agreement upon at least five (5) days prior written notice to the Company in the event of (i) the material breach by the Company of any representation, covenant or agreement contained in this Agreement, (ii) a change in Executive's title or a reduction or alteration of the duties of the Executive that are materially inconsistent with the duties generally performed by a chief executive officer, or (iii) a requirement that the Executive relocate outside of Orange County, California. In the event of such a termination by either the Company or the Executive under Section 10(a), the Company shall pay to Executive termination pay equal to six months of then current salary and continue benefits under Section 6(c) for the same period (provided, however, that such benefits shall cease upon the Executive obtaining employment with another employer).


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          (b)  If the employment of the Executive is terminated under paragraph
(a) following a Change of Control (as defined in Section 26), all stock options then held by the Executive which would have vested in the one year following such termination shall immediately vest. Executive acknowledges that this may produce a change in the tax status of such options, and that the Company assumes no liability or obligation in connection with any such change.

          (c) Termination of employment under this Section 10 shall not terminate the Executive's obligations under Sections 7 and 8.

          (d) Nothing contained in this Agreement shall be construed to abrogate the obligations of the Company to the Executive, or Executive's personal representative or heirs, as the case may be, to make payment or provide any other benefit that accrued prior to the termination of Executive's employment.

     11. DISABILITY OF THE EXECUTIVE. In the event that the Executive during the period while employed under this Agreement shall at any time become unable, due to illness, accident, injury or otherwise, to carry out his duties under this Agreement for a period of at least three (3) consecutive months the Company may terminate the employment of the Executive under this Agreement. In such event the Company shall compensate the Executive in an amount equal to the difference between any Company paid disability insurance proceeds and Executive's then current monthly salary and other benefits for a period of one year. A termination of employment under this Section 11 will not terminate the Executive's obligations under Sections 7 and 8.

     12. VOLUNTARY TERMINATION. The Executive may terminate his employment under this Agreement at any time by giving the Company thirty (30) days' written notice. Termination of employment shall not terminate the Executive's obligations under Sections 7 and 8.

     13. GRANT OF STOCK OPTIONS. As of the date hereof, the Company shall grant to the Executive options to purchase 180,000 shares of common stock of the Company (representing approximately two percent of fully diluted shares outstanding) with an exercise price equal to fair market value as of such date, with a ten-year term, and with even monthly vesting over a three-year period commencing one month from the date hereof. Executive's stock option position will be reviewed by the Stock Option Committee of the Board of Directors from time to time, but in no event less than annually, and increases in such stock option position (up to an aggregate of three percent of fully diluted shares outstanding) may be awarded dependent upon the performance of the Executive. To the maximum extent permissible, stock options granted to the Executive shall be "incentive stock options" as defined in Section 422 of the Internal Revenue Code. The general terms and conditions of stock options granted to the Executive shall be in accordance with the stockholder-approved plans established for the granting of options, as amended from time to time.

     14. CAPACITY. The Executive represents and warrants to the Company that he is not now under any obligation of a contractual nature or otherwise, to any person, firm, corporation, association or other entity that is inconsistent or in conflict with this Agreement or which would prevent, limit or impair in any way the performance by him of his obligations hereunder.


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     15.  PARTICIPATION IN COMPETITIVE BUSINESS.  While the Executive is
employed under this Agreement, the Executive shall not directly or indirectly either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate consultant, officer, director or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of the Company without the prior written approval of the Company; provided however, that nothing herein shall preclude the Executive from owning less than one percent (1%) of the outstanding capital stock of any company whose shares are traded on the New York Stock Exchange, the American Stock Exchange or Nasdaq.

     16. WAIVER. No act, delay, omission or course of dealing on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as, or be construed as, a waiver thereof or otherwise prejudice such party's rights, powers and remedies under this Agreement.

     17. NOTICE. Any and all notices referred to herein shall be sufficient if furnished in writing and delivered by hand or by registered or certified mail, return receipt requested, postage fully prepaid, to the respective parties at the following addresses or such other address as either party may from time to time designate in writing. Notices shall be effective when delivered.

          To Executive:       Vincent F. Simmon, Ph.D.
                              c/o Cortex Pharmaceuticals, Inc.
                              15241 Barranca Parkway
                              Irvine, California   92718

          To Company:         Attn: Corporate Secretary
                              Cortex Pharmaceuticals, Inc.
                              15241 Barranca Parkway
                              Irvine, California     92718

     18. ARBITRATION. All disputes arising under or in connection with this Agreement shall be submitted to arbitration in Orange County, CA, under the rules of the American Arbitration Association, and the decision of the arbitrator shall be final and binding. Judgment upon the award rendered may be entered and enforced in any court having jurisdiction. The prevailing party, as determined by the arbitrator, shall be entitled to recover all costs of litigation, including reasonable attorney's fees.

     19. ASSIGNABILITY. The rights and obligations contained herein shall be binding on and inure to the benefit of the successors and assigns of the Company. The Executive may not assign his rights or obligations hereunder without the prior written consent of the Company.

     20. CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     21. COMPLETENESS. This Agreement sets forth all, and is intended by each party to be an integration of all, of the promises, agreements and understandings between the parties hereto with respect to the subject matter hereof.


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     22.  COUNTERPARTS. This Agreement may be executed in multiple counterparts each of which shall be deemed to be an original, and all of which together shall constitute one agreement binding on the parties hereto.

     23. SEVERABILITY. Each provision of this Agreement shall be considered severable and if for any reason any provision that is not essential to the effectuation of the basic purpose of the Agreement is determined to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this Agreement that are valid.

     24. HEADINGS. Headings constrained in this Agreement are inserted for reference and convenience only and in no way define, limit, extend or describe the scope of this Agreement or the meaning or construction of any of the provisions hereof.

     25. SURVIVAL OF TERMS. If this Agreement is terminated for any reason, the provisions of Sections 7 and 8 shall survive and the Executive and the Company, as the case may be, shall continue to be bound by the terms thereof to the extent provided therein.

     26. CHANGE OF CONTROL. For the purpose of this Agreement, a "Change of Control" shall have occurred if:

          (a) any individual, entity or group (within he meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (i) the then outstanding shares of common stock of the Company (the "Common Stock") or
(ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); provided however that any acquisition by the Company, by any employee benefit plan (or related trust) of the Company, or by any corporation with respect to which, following such acquisition, more than 50% of respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and Voting Securities immediately prior to such acquisition in substantially the same Proportion as their ownership immediately prior to such acquisition, of the Common Stock and Voting Securities, as the case may be, shall not constitute a Change of Control;

          (b) the stockholders of the Company approve (i) a reorganization, merger or consolidation, provided, however, that any reorganization, merger or consolidation with respect to which all or substantially of the persons who were the respective beneficial owners of the Common Stock and the Voting Securities prior to such reorganization, merger or consolidation, beneficially own directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation shall not constitute a Change of Control or (ii) a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.


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     IN WITNESS HEREOF, the parties hereto have executed this Agreement on the day and year first above written.


CORTEX PHARMACEUTICALS, INC.



By:       /s/ Harvey Sadow
     ----------------------------
     Harvey Sadow

Its: Chairman of the Board
     ----------------------------


EXECUTIVE



/s/ Vincent F. Simmon
- ---------------------------------
Vincent F. Simmon, Ph.D.



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